
NORTH VALLEY BANCORP AND SIX RIVERS NATIONAL BANK
PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (unaudited)
NINE MONTHS ENDED SEPTEMBER 30, 2000
(IN THOUSANDS EXCEPT PER SHARE AMOUNTS)
                                                                                                    NVBANCORP AND
                                                                  NVBANCORP            SRNB         SRNB COMBINED
                                                                 -----------        -----------     -------------
INTEREST INCOME
  Loans and leases including fees                                $    14,842        $     7,971     $      22,813
  Other interest income                                                3,249              3,646             6,895
                                                                 -----------        -----------     -------------
TOTAL INTEREST INCOME                                                 18,091             11,617            29,708
                                                                 -----------        -----------     -------------

INTEREST EXPENSE
  Interest on Deposits                                                 6,929              4,549            11,478
  Other borrowings                                                                          506               506
                                                                 -----------        -----------     -------------
TOTAL INTEREST EXPENSE                                                 6,929              5,055            11,984
                                                                 -----------        -----------     -------------
NET INTEREST INCOME                                                   11,162              6,562            17,724

PROVISION FOR LOAN LOSSES                                                780                540             1,320
                                                                 -----------        -----------     -------------

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                   10,382              6,022            16,404
                                                                 -----------        -----------     -------------

NONINTEREST INCOME
  Service charges on deposit accounts                                  2,310                835             3,145
  Other fees and charges                                                 619                                  619
  Other                                                                1,067                312             1,379
                                                                 -----------        -----------     -------------
TOTAL NONINTEREST INCOME                                               3,996              1,147             5,143
                                                                 -----------        -----------     -------------

NONINTEREST EXPENSE
  Salaries and employee benefits                                       4,564              2,854             7,418
  Occupancy & furniture, fixtures and equipment                        1,078              1,023             2,101
  Merger & integration expenses                                          447                236               683
  Other                                                                3,242              1,991             5,233
                                                                 -----------        -----------     -------------
TOTAL NONINTEREST EXPENSES                                             9,331              6,104            15,435
                                                                 -----------        -----------     -------------

INCOME BEFORE PROVISION FOR INCOME TAXES                               5,047              1,065             6,112

Provision for income taxes                                             1,413                447             1,860
                                                                 -----------        -----------     -------------

NET INCOME                                                       $     3,634        $       618     $       4,252
                                                                 ===========        ===========     =============

EARNINGS PER SHARE:(1)
  BASIC                                                          $      0.98        $      0.42     $        0.73
                                                                 ===========        ===========     =============
  DILUTED                                                        $      0.97        $      0.41     $        0.73
                                                                 ===========        ===========     =============

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-BASIC                   3,717,000          1,482,000         5,792,000
                                                                 ===========        ===========     =============
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING-DILUTED                 3,742,000          1,495,000         5,835,000
                                                                 ===========        ===========     =============


(1) Common Stock
North Valley Bancorp and Six Rivers National Bank combined earnings per share and outstanding shares is calculated as the historical North Valley Bancorp weighted average share plus the historical Six Rivers National Bank weighted average shares adjusted for the conversion ratio of 1.40.


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